Capitol Federal Financial, Inc.

(Proposed new Holding Company for Capitol Federal Savings Bank)

Investor Presentation

John B. Dicus
Kent G. Townsend
Joel N. Oliver

NASDAQ: CFFN

August 2010

Forward-Looking Statements

- The Company has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Sandler O'Neill & Partners, L.P. toll free at (866) 805-4128.

- This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are statements about our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond our control. The words "may", "could", "should", "would", "believe", "anticipate", "estimate", "expect", "intend", "plan" and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause our future results to differ materially from the plans, objectives, goals, expectations, anticipations, estimates and intentions expressed in the forward-looking statements: our ability to continue to maintain overhead costs at reasonable levels; our ability to continue to originate a significant volume of one- to four-family mortgage loans in our market area; our ability to acquire funds from or invest funds in wholesale or secondary markets; the future earnings and capital levels of the Bank, which could affect the ability of the Company to pay dividends in accordance with its dividend policies; fluctuations in deposit flows, loan demand, and/or real estate values, which may adversely affect our business; the credit risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; results of examinations of the Bank by its primary regulator, the Office of Thrift Supervision (the "OTS"), including the possibility that the OTS may, among other things, require the Bank to increase its allowance for loan losses; the strength of the U.S. economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the effects of, and changes in, foreign and military policies of the United States Government; inflation, interest rate, market and monetary fluctuations; our ability to access cost-effective funding; the timely development of and acceptance of our new products and services and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors' products and services; the willingness of users to substitute competitors' products and services for our products and services; our success in gaining regulatory approval of our products and services and branching locations, when required; the impact of changes in financial services laws and regulations, including laws concerning taxes, banking securities and insurance and the impact of other governmental initiatives affecting the financial services industry; implementing business initiatives may be more difficult or expensive than anticipated; technological changes; acquisitions and dispositions; changes in consumer spending and saving habits; our success at managing the risks involved in our business; and the factors set forth under "Risk Factors" in the Company's prospectus for the offering.

- This list of important factors is not all inclusive. We do not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company or the Bank.

Notice to Prospective Investors in the United Kingdom

- This presentation is being made in the United Kingdom and is directed only at (i) persons having professional experience in matters relating to investments, being investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 as amended (the "FPO"); (ii) high net worth companies, unincorporated associations and other bodies within the meaning of Article 49 of the FPO; and (iii) persons to whom it is otherwise lawful to make the presentation.

- The investment or investment activity to which this presentation relates is available only to such persons and will be engaged in only with such persons. Persons who fall outside categories (i) or (ii) above must check that they fall within category (iii). If they do not they should not attend this presentation. Any person who does not fall within categories (i) to (iii) above should not rely on or act upon the matters communicated at this presentation.

- By accepting this document and not immediately returning it, you warrant, represent, acknowledge and agree that you (a) fall within categories (i) to (iii) above; (b) have read, agree to and will comply with the contents of this notice; and (c) will conduct your own analyses or other verification of the data set out in this document and will bear the responsibility for all costs incurred in doing so.

- Any person falling outside categories (i) to (iii) who has received any document forming part of this presentation must return it to Seymour Pierce immediately.

Use of Non-GAAP Financial Measures

- This presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). These non-GAAP financial measures include tangible common equity, tangible common equity per share, tangible assets and core earnings (excluding net gain on sale of loans and securities).

- Tangible common equity, tangible common equity per share and tangible assets are calculated by excluding any intangible assets (of which we currently have none) from stockholders' equity and assets. We believe that this is consistent with the treatment by the Office of Thrift Supervision, our regulatory agency, which excludes any intangible assets from the calculation of risk-based capital ratios. Accordingly, management believes that these non-GAAP financial measures provide information to investors that is useful in understanding the basis of our risk-based capital ratios.

- Core earnings are calculated by excluding net gain on sale of loans and securities. Management believes that presenting core earnings is useful in assessing our core operating performance and trends, particularly during periods economics stress.

- These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Because not all companies use the same calculation of tangible common equity, tangible assets and core earnings excluding the items noted above, this presentation may not be comparable to other similarly titled measures as calculated by other companies.

- A reconciliation of the non-GAAP measures to the nearest GAAP measure is provided in the appendix to this presentation.

Offering and Investment Summary

Offering Summary

Transaction Structure:	Syndicated public offering of common stock in conjunction with second-step conversion
Issuer:	Capitol Federal Financial, Inc.
Price Per Share:	$10.00
Shares Offered:	144,500,000 (Minimum) to 195,500,000 (Maximum)
Gross Proceeds:	$1.45 Billion (Minimum) to $1.96 Billion (Maximum)
Pro Forma Shares Outstanding:	204,828,085 (Minimum) to 277,120,351 (Maximum)
Exchange / Symbol:	NASDAQ Global Select Market / CFFN (1)
Sole Book-running Manager:	Sandler O'Neill + Partners, L.P.
Co-manager:	Keefe, Bruyette & Woods, Inc.
Expected Pricing Date:	Week of August 23, 2010

(1) The stock will trade as CFFND for the first 20 days following conversion, after which time it will trade as CFFN

Pro Forma Financial Information (March 31, 2010 data from Appraisal)

	Midpoint from Appraisal
Number of Shares Offered	170,000,000
Number of Shares Issued to Existing Stockholders	70,974,218
Exchange Ratio	*3.2572x*
Pro Forma Shares Outstanding	240,974,218
Pro Forma Tangible Common Equity to Tangible Assets Ratio	24.71%
Pro Forma Tangible Book Value Per Share	$10.20
Price / Pro Forma Tangible Book Value	98.0%
Price / Pro Forma LTM Core Earnings (1)	31.3x

Peers Median (2)	
Price / Tangible Book Value	*133.2%*
Price / LTM Core Earnings (1)	*16.8x*

Note: Pricing ratios based on financial data as of and for the twelve months ended March 31, 2010 (Source: appraisal report dated May 28, 2010)
(1) Core earnings defined as net income before extraordinary items less the after-tax portion of income/(loss) from sale of investment securities or loans and nonrecurring items; See Non-GAAP Financial Measures on page 46 for details
(2) Appraisal peer group selected by independent appraiser RP Financial, LC.; consists of BKMU, BRKL, DNBK, DCOM, FFCH, FFIC, NAL, PBNY, TRST, WFSL; pricing data as of May 28, 2010

Company Overview

- **History**
  - Founded in 1893
  - Reorganized into the MHC structure and completed initial public offering of $378 million in 1999

- **Current Statistics** (1)
  - 35 branch offices, 10 in-store locations
  - #1 ranked deposit market share in the state of Kansas (2)
  - Total assets of $8.5 billion
  - Net loans of $5.3 billion
  - Deposits of $4.4 billion
  - Total stockholders' equity of $960 million

- **Market Capitalization**
  - Pro forma market cap of $2.4 billion (3)
  - 5th largest publicly traded thrift in the US based on pro forma market cap (4)

(1) Information as of June 30, 2010
(2) Source: SNL Financial, based on FDIC deposit data as of June 30, 2009
(3) At closing, assuming offering at midpoint of appraisal range as shown on page 41
(4) Source: SNL Financial as of July 23, 2010

Conversion and Offering Rationale

- Eliminate concerns about the potential impact of regulatory reform on CFFN's current MHC structure, especially with respect to payment of dividends
- Full stock corporate structure is a more familiar form of organization and provides more operating and strategic flexibility
- Improve liquidity for CFFN's shares and provide more flexible capital management strategies
- To pursue potential acquisition opportunities of loans and deposits and / or other financial services companies, primarily in or adjacent to CFFN's market areas

Business Strategy

1) Core competencies: single family portfolio lending, building core deposit base

2) Safety and soundness: excellent asset quality, risk management

3) Capital utilization: maintain capital strength while prudently managing capital

4) Efficient operator: expense controls

5) Focused on delivery of strong returns to stockholders

Financial Highlights & Stockholder Returns

- **Efficient income generator**
  - Net income of $16.8 million and $52.4 million for the 3 months ended and 9 months ended June 30, 2010, respectively
  - Net interest margin of 2.09% [1]
  - Efficiency ratio of 42.7% [1]
  - ROAA of 0.83% [1]
  - ROAE of 7.33% [1]

- **Focus on building stockholder value**
  - Combination of quarterly cash dividends, special annual cash dividends and stock price appreciation
  - Annual returns to stockholders of 20.8% [2]
  - Total returns to stockholders of 415% [2]
  - Cumulative cash dividends to public shareholders of $19.67 per share, or aggregate of $409 million [3]
  - Share repurchases of 22.0 million shares, or 56.1% of public shares issued in IPO
  - Total share repurchases of $368 million since April 1999

(1) For the nine months ended June 30, 2010
(2) Based on an initial investment of $10.00 per share in April 1999 through July 23, 2010; includes stock price appreciation and cash dividends
(3) Includes quarterly cash dividends and special cash dividends

Use of Proceeds

- **Initial use of net proceeds**
  - Repay outstanding debentures
  - Contribution to charitable foundation
  - ESOP loan
  - Investment in short term securities and loans
- **Organic balance sheet growth**
  - No change to core business strategy
  - Identify *de novo* branching opportunities
- **Leverage**
  - Securities purchases
  - Increased emphasis on loan purchases
- **Cash dividends**
  - Expects to pay $0.075 quarterly cash dividend first year post-closing
  - Intends to pay additional annual special cash dividend
- **Share repurchases (1)**
- **Acquisitions**
  - Deposits and branches
  - Whole thrifts and banks

(1) By regulation, share repurchases cannot take place until the 1st anniversary of the closing of the transaction

Experienced Board and Management Team

- **A key to CFFN's success has been its long-tenured and engaged executive officers**
- **Following the offering, Board and management will own more than 6.3 million shares** (1)

John B. Dicus
Chief Executive Officer

- Chairman, President & CEO
- Became Chairman in January 2009, CEO in 2003 and President in 1999
- Joined the Bank in 1985

Kent G. Townsend
EVP, Chief Financial Officer

- Chief Financial Officer since 2005
- Treasurer from 2005-2007
- Senior Vice President & Controller from 1999-2005
- Joined the Bank in 1984

Rick C. Jackson
EVP, Chief Lending Officer

- Chief Lending Officer since February 2010
- Community Development Director from 1993-2010
- Joined the Bank in 1993

Larry K. Brubaker
EVP, Corporate Services

- Executive Vice President for Corporate Services since 1997
- Eastern Region Manager from 1990-1997
- Joined the Bank in 1971

R. Joe Aleshire
EVP, Retail Operations

- Executive Vice President for Retail Operations since 1997
- Wichita Area Manager from 1980-1997
- Joined the Bank in 1973

Joel N. Oliver
Chief Investment Officer

- Chief Investment Officer & Treasurer since 2007
- Liability Manager at FHLB Topeka from 2000-2007
- Joined the Bank in 2007

(1) Includes Directors, Chairman Emeritus and Executive Officers; based on total common stock to be held post-offering at midpoint of the pricing range with an exchange ratio of 3.2572 shares for each share of CFFN; includes expected share purchases in the offering

Branch Franchise & Market Characteristics

- **Branches located primarily in major metropolitan areas of Eastern Kansas**
- **Median household income in CFFN broad market area of $63k versus $53k in Kansas and $55k nationwide (1)**
- **Largest portion of CFFN deposits located in Kansas City MSA**
  - 40% of total deposit franchise
  - CFFN Kansas City branches primarily in Johnson County, the fastest growing county in Kansas (9.0% projected population growth between 2009-2014 versus 2.5% in the state of Kansas) (2)

45 locations (3)

$97.2 million average deposits per location



Capitol Federal
Branch Locations
Topeka
Kansas City
Wichita
KANSAS
MISSOURI
★ Home Office, Topeka, KS (State Capital of Kansas)
June 30, 2010

- **Diversified and healthy economy**
  - Kansas unemployment rate has consistently trailed the national average (currently 6.5% vs. 9.5% nationwide) (4)

(1) Source: ESRI demographic data per SNL Financial as of 2009; CFFN market area household income calculated as the weighted average by county deposits
(2) Source: ESRI demographic data per SNL Financial
(3) Includes 35 branch offices and 10 in-store locations; average deposit data as of June 30, 2010
(4) Source: Bureau of Labor Statistics; seasonally adjusted unemployment rates as of June 30, 2010; see page 34

Loan Portfolio

As of June 30, 2010



1%
1%
4%
94%
One- to four-family
Multi-family and CRE
Construction
Home equity & other

Yield on loans (1) = 5.24%

Loan Portfolio Characteristics

- **Primary lending activity is the origination and purchase of 1-4 family residential loans**
- **1-4 family residential and home equity loans comprise approximately 98% of total loans**
- **Weighted average LTV of 66% and weighted average credit score of 761 in the originated 1-4 family portfolio**
- **11% of portfolio is nationwide purchased loans**

Geographic Distribution of Loan Portfolio



15%
15%
70%
Kansas
Missouri
Other

(1) Average annualized yield on total loans for the nine months ended June 30, 2010

Asset Quality Trends

- **Strong underwriting standards and full-documentation loans have kept CFFN's credit quality metrics consistently below peers**
  - At June 30, 2010, non-performing loans totaled $33.0 million or 0.62% of total loans; $2.47 million net charge-offs since September 30, 2009

Historical Asset Quality



2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
Non-performing loans / Total loans (%)
0.70%
0.60%
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
NCOs / Average loans (%)
2005
2006
2007
2008
2009
Nine months ended 06/2010
CFFN
Non-performing loans / Total loans
NCOs/Average loans (Annualized)
Peers (1)
Non-performing loans / Total loans
NCOs/Average loans (Annualized)

(1) Source: SNL Financial as of July 23, 2010; median values for peer group, which includes nationwide thrifts over $1.0 billion in assets traded on the NYSE, AMEX or NASDAQ (62 total); financial data as of June 30, 2010 where available, otherwise as of March 31, 2010

Disciplined Credit Administration

- **Conservative loan approval authorities:**
  - No individual underwriter has approval authority over $500,000, including Chief Lending Officer and Chief Executive Officer
  - Loans in excess of $500,000 underwritten by two of CFFN's most experienced underwriters
- **Loans greater than $750,000 must be approved by ALCO**
- **All new loan requests over $1.5 million require Board of Directors approval**
- **Detailed loan review process:**
  - A review of loan relationships that include non-residential loans with aggregate committed exposure of $1.5 million or more is performed on an annual basis with ratification of grading
  - A sample of at least 5% of all loans closed in a month under $1.5 million is reviewed as part of our quality control program

Successful Track Record of Loan Purchases

- Required to meet strict underwriting standards and undergo detailed loan file review
- Provides geographic diversification and helps mitigate interest rate risk
- Servicers are monitored regularly
- Loans purchased in fiscal YTD 2010 had an avg. credit score of 723 and a weighted avg. LTV of 47% (1)



$1,200
$1,000
$800
$600
$400
$200
$0
$868
$857
$811
$329
$803
$144
$821
$120
$1,120
$333
$512
$111
2005
2006
2007
2008
2009
Nine months ended 06/2010
Loan Originations
Loan Purchases

Note: Dollars in millions; CFFN's fiscal year ends September 30th

(1) Based upon the loan balance at the time of purchase and the lower of the purchase price or appraisal at origination

Funding Sources

Total Deposits as of June 30, 2010



11%
5%
22%
42%
20%
Checking
Savings
Money market
Certificates < $100K
Certificates > $100K

Cost of deposits [2] = 1.91%

Funding Mix Characteristics

- Core deposits [1] comprised 80% of total deposits of $4.4 billion at June 30, 2010
- Total borrowings of $3.1 billion at June 30, 2010, including $53.6 million of trust preferred
- Unused borrowing capacity at FHLB at June 30, 2010 totaled $976 million
- Trust preferred to be called and repaid as soon as practical following completion of the offering

(1) Core deposits equals total deposits less certificates of deposit greater than $100,000
(2) Average annualized rate paid on deposits for the nine months ended June 30, 2010

Cost Control Metrics



80.0%
75.0%
70.0%
65.0%
60.0%
55.0%
50.0%
45.0%
40.0%
35.0%
30.0%
59.6%
65.3%
68.9%
70.2%
72.9%
66.6%
41.2%
48.0%
59.6%
49.9%
45.6%
42.7%
2005
2006
2007
2008
2009
Nine months ended 06/2010
Efficiency Ratio (1)
CFFN
Peers (2)

Operating Expense / Average Total Assets

	2005	2006	2007	2008	2009	Nine months ended 06/2010
CFFN	0.87%	0.88%	0.98%	1.04%	1.14%	1.05%
Peers (2)	2.27%	2.26%	2.22%	2.44%	2.37%	2.49%

(1) Efficiency ratio calculated as noninterest expense divided by net interest and dividend income plus noninterest income
(2) Source: SNL Financial as of July 23, 2010; median values for peer group, which includes nationwide thrifts over $1.0 billion in assets traded on the NYSE, AMEX or NASDAQ (62 total); financial data as of June 30, 2010 where available, otherwise as of March 31, 2010

Securities Portfolio

As of June 30, 2010


3%
<1%
40%
57%
Mortgage-backed securities
GSE debentures
Municipal bonds
Trust preferred securities

Yield on securities (1) = 3.52%

Securities Portfolio Characteristics

- **At June 30, 2010, securities portfolio totaled $2.8 billion (2)**
- **At June 30, 2010, approximately 57% of the investment portfolio consisted of pass-through mortgage-backed securities issued by Fannie Mae and Freddie Mac**
- **Remainder of portfolio primarily consisted of US agency and municipal securities**
- **At June 30, 2010, $1.2 billion of securities were available for sale and $1.4 billion were available as collateral for borrowings (3)**

(1) Average annualized yield on total securities portfolio for the nine months ended June 30, 2010
(2) Excludes investment in FHLB stock of $136M
(3) Securities available for collateral includes AFS and HTM securities

Interest Rate Risk Management

- **CFFN manages interest rate risk by offsetting long-term residential mortgage assets with shorter maturity investments, and offsetting generally short-term deposit funding with longer term borrowings**
  - 30-year fixed rate mortgages make up nearly 58% of the total mortgage portfolio
  - Nationwide purchased loans predominantly adjustable-rate or 15-year fixed-rate loans to attain geographic diversification and mitigate interest rate risk exposure
  - Transaction accounts make up 48% of the core deposit base

- **The Bank measures its market value of portfolio equity and its interest rate sensitivity on a monthly basis in accordance with OTS regulations**

Investment Summary

- **Steady profitability and stockholder returns**
  - Strong earnings trend throughout the credit crisis
  - Average annual return to shareholders since IPO of 20.8% (1)
  - Paid $19.67 per share in aggregate cash dividends since IPO
- **Excellent asset quality**
  - NPAs / assets ratio of 0.47% (2)
  - Conservative loan underwriting
- **Robust capital position**
  - Did not accept TARP funds
  - TCE / TA ratio of 11.24% pre-offering (2) and 24.71% pro forma post-offering (3)
- **Significant Midwest banking franchise**
  - 12th largest thrift in the nation based on total assets (4)
  - #1 deposit market share position in the state of Kansas (4)
  - Economically one of the most stable market areas in the US
- **Experienced and proven management team**

(1) Based on an initial investment of $10.00 per share in April 1999 through July 23, 2010; includes stock price appreciation and cash dividends
(2) As of June 30, 2010
(3) Pro forma March 31, 2010 consolidated capital based on midpoint of appraisal range as shown on page 41
(4) Source: SNL Financial; total assets as of June 30, 2010; deposit market share position as of June 30, 2009

Appendix A: Historical Financial Summary

Historical Financial Summary

Total Assets



$10,000
$8,000
$6,000
$4,000
$2,000
$0
$8,410
$8,199
$7,676
$8,055
$8,404
$8,543
2005
2006
2007
2008
2009
06/2010

Loans Receivable, Net



$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$5,464
$5,221
$5,290
$5,321
$5,604
$5,316
2005
2006
2007
2008
2009
06/2010

Deposits



$5,000
$4,000
$3,000
$2,000
$1,000
$0
$3,960
$3,900
$3,923
$3,924
$4,229
$4,374
2005
2006
2007
2008
2009
06/2010

Total Equity



$1,000
$950
$900
$850
$800
$750
$865
$863
$868
$871
$941
$960
2005
2006
2007
2008
2009
06/2010

Note: Dollars in millions; CFFN's fiscal year ends September 30th

Historical Financial Summary

Tang. Common Equity / Tang. Assets (1)


12.0%
11.0%
10.0%
9.0%
8.0%
7.0%
10.3%
10.5%
11.3%
10.8%
11.2%
11.2%
2005
2006
2007
2008
2009
06/2010

Core Capital / Tang. Assets (2)


10.4%
10.2%
10.0%
9.8%
9.6%
9.4%
9.2%
9.0%
8.8%
8.6%
8.4%
9.1%
9.5%
10.3%
10.0%
10.0%
9.7%
2005
2006
2007
2008
2009
06/2010

Tier 1 Risk-Based Capital Ratio (2)


25.0%
20.0%
15.0%
10.0%
5.0%
21.3%
22.6%
22.9%
23.1%
23.2%
23.2%
2005
2006
2007
2008
2009
06/2010

Total Risk-Based Capital Ratio (2)


25.0%
20.0%
15.0%
10.0%
21.3%
22.5%
22.8%
23.0%
23.3%
23.5%
2005
2006
2007
2008
2009
06/2010

(1) Based on consolidated financial information
(2) Regulatory capital ratios at the bank level

Historical Financial Summary



Net Interest Margin
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
1.87%
3.23%
1.57%
2.99%
1.36%
2.84%
1.75%
2.97%
2.20%
3.04%
2.09%
3.23%
2005
2006
2007
2008
2009
Nine months ended 06/2010



Net Income
$100
$80
$60
$40
$20
$0
$65.1
$48.1
$32.3
$51.0
$66.3
$52.4
2005
2006
2007
2008
2009
Nine months ended 06/2010



Return on Average Assets
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
0.8%
0.9%
0.6%
0.7%
0.4%
0.7%
0.7%
0.5%
0.8%
0.4%
0.8%
0.4%
2005
2006
2007
2008
2009
Nine months ended 06/2010



Return on Average Equity
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
7.6%
8.8%
5.6%
6.4%
3.7%
5.2%
5.9%
3.1%
7.3%
1.9%
7.3%
3.6%
2005
2006
2007
2008
2009
Nine months ended 06/2010

■ CFFN ■ Peers (1)

Note: Dollars in millions; CFFN's fiscal year ends September 30th

(1) Source: SNL Financial as of July 23, 2010; median values for peer group, which includes nationwide thrifts over $1.0 billion in assets traded on the NYSE, AMEX or NASDAQ (62 total); financial data as of June 30, 2010 where available, otherwise as of March 31, 2010

Appendix B: Building Stockholder Value

Building Stockholder Value

Earnings Per Share



$1.25
$1.00
$0.75
$0.50
$0.25
$0.00
$0.90
$0.66
$0.44
$0.70
$0.91
$0.72
2005
2006
2007
2008
2009
Nine months ended 06/2010

Tangible Book Value Per Share



$14.00
$13.00
$12.00
$11.00
$10.00
$11.91
$11.89
$11.88
$11.93
$12.85
$13.09
2005
2006
2007
2008
2009
06/2010

Dividends Per Public Share



$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$2.00
$2.30
$2.09
$2.00
$2.11
$2.29
2005
2006
2007
2008
2009
Nine months ended 06/2010 (1)

Dividend Yield (2)



7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
5.8%
5.6%
5.8%
4.5%
6.1%
6.3%
2005
2006
2007
2008
2009
Nine months ended 06/2010 (3)

Note: CFFN's fiscal year ends September 30th

(1) Includes dividends declared as of July 12, 2010 and payable as of August 6, 2010; for all periods shown, Capitol Federal Savings Bank MHC waived its right to receive dividends paid on CFFN common stock with the exception of the $0.50 per share dividend paid on 500,000 shares in February 2010 and 2005; public shares exclude shares held by Capitol Federal Savings Bank MHC, as well as unallocated ESOP shares

(2) Most recently announced quarterly dividend, annualized and expressed as a percentage of period end price

(3) Most recently announced quarterly dividend, annualized and expressed as a percentage of market price as of July 23, 2010

Building Stockholder Value

- **CFFN has paid a cash dividend to its public stockholders every quarter since its first step conversion in April 1999**
  - Total dollar value of cash dividends paid to public shareholders since April 1999 of $409 million
  - Quarterly cash dividend of $0.50 per public share since Q1 2004
  - In addition, CFFN generally pays a special year-end cash dividend if there are sufficient earnings as determined by the Board of Directors
  - For fiscal year 2009 CFFN paid a special year-end cash dividend in December 2009 of $0.29 per public share

- **After the conversion CFFN intends to continue to pay cash dividends on a quarterly basis**
  - CFFN anticipates a dividend yield of 3.0%, based on the $10.00 per share offering price
  - The Company intends to continue to pay a special year-end cash dividend when earnings are sufficient to support the special dividend payment as determined by the Board of Directors

- **CFFN repurchases stock from time to time in the open market as one of the capital management strategies available to enhance stockholder value**
  - CFFN has completed eight stock repurchase programs; repurchased $368 million of stock as of June 30, 2010
  - CFFN may use funds from the offering to repurchase shares of common stock (1)

(1) By regulation, share repurchases cannot take place until the 1st anniversary of the closing of the transaction

Appendix C: Repricing of Time Deposits and Wholesale Funding

Repricing of Time Deposits and Wholesale Funding

Time Deposit and Wholesale Funding Repricing Schedule as of June 30, 2010

	CDs		Borrowings [(1)]	
Maturing:	Amount	Rate	Amount	Rate
2010	$ 480.1	2.35 %	$ 95.0	4.09 %
2011	1,231.3	2.22	476.0	4.42
2012	518.0	2.91	500.0	3.67
2013	227.5	2.71	670.0	3.74
2014	149.7	2.67	550.0	3.33
2015	94.6	2.81	220.0	3.50
2016	0.4	3.78	275.0	3.86
2017	0.3	3.11	300.0	3.19
After 2017	0.5	2.96	--	–
Total	$ 2,702.4	2.48 %	$ 3,086.0	3.71 %

Note: Dollars in millions

(1) Contractual balance and weighted average contractual rate of borrowings as of June 30, 2010

Appendix D: Demographic and Economic Profile

Demographic Profile

Market / County	# of Offices	Total Loans[1]	Total Deposits[2]	Market Share (%)[2]	Population[3]	Projected 2009-2014 Population Growth (%)[4]	Projected 2009-2014 Median HHI Growth (%)[4]	Unemployment Rate (%)[5]
Kansas								
Johnson	19	$ 2,536,769	$ 1,750,058	11.7 %	544,159	8.96 %	6.04 %	5.6 %
Shawnee	7	457,508	1,261,540	30.9	175,898	1.59	4.78	6.1
Sedgwick	7	892,739	470,403	5.6	483,845	3.58	5.99	8.0
Douglas	4	259,160	400,887	23.8	113,982	7.01	6.94	5.6
Riley	2	97,550	191,672	14.2	66,930	3.03	4.97	4.6
Lyon	1	40,531	150,506	27.2	36,112	0.06	7.74	6.1
Saline	1	36,656	127,082	9.6	54,897	1.02	6.30	5.4
Wyandotte	1	1,142	10,936	0.5	155,466	(0.20)	7.79	9.1
Butler	1	752	--	--	65,195	4.30	5.42	7.5
Total	**43**	**$ 4,322,807**	**$ 4,363,084**	**7.6 %**		**4.83 %**	**6.09 %**	**6.7 %**
State of Kansas						**2.51 %**	**4.16 %**	**6.5 %**
Missouri [6]								
Clay	1	--	--	--	216,275	8.57 %	5.96 %	8.3 %
Platte	1	10,658	--	--	86,469	8.14	4.86	7.5 %
Total	**2**	**$ 10,658**	--	--		**8.45 %**	**5.65 %**	**8.1 %**
State of Missouri						**3.25 %**	**5.07 %**	**9.1 %**
National Total						**4.63 %**	**4.06 %**	**9.5 %**

Note: Dollars in thousands

(1) Financial data as of June 30, 2010; segmented by originating branch, not location of collateral; excludes $1.0 billion of purchased or correspondent loans

(2) Based on the FDIC/OTS Summary of Deposits report as of June 30, 2009

(3) Estimated July 1, 2009 population provided by U.S. Census Bureau

(4) Projections for the years 2009-2014 provided by the U.S. Census Bureau; CFFN totals weighted by county population

(5) County unemployment rates not seasonally adjusted as of May 31, 2010; state and national rates seasonally adjusted as of June 30, 2010

(6) Missouri branches opened after June 30, 2009

Economic Profile

Economic Profile – Unemployment (1)



11.0%
10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
9.5%
6.9%
6.5%
Nationwide
Kansas
CFFN (3)

Economic Profile – Household Price Indices (2)



200%
180%
160%
140%
120%
100%
80%
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
149%
133%
132%
Case-Shiller National
OFHEO National
OFHEO Kansas

(1) Source: Bureau of Labor Statistics; Nationwide and Kansas unemployment rates as of June 30, 2010, seasonally adjusted
(2) Source: Federal Housing Finance Agency; quarterly household price indices as of March 31, 2010
(3) Source: FactSet; unemployment rate in CFFN counties as of May 31, 2010; weighted by county population as of July 1, 2009; not seasonally adjusted

Economic Profile

- **CFFN is primarily located in Eastern Kansas markets characterized by stable economic growth**
  - Diversified economic drivers
  - Kansas unemployment rate has consistently trailed the national average (currently 6.5% vs. 9.5% nationwide) (2)
  - Effects of financial crisis less pronounced in Kansas
    - Kansas home price index down 3% compared to recent highs vs. 11% decrease nationwide (3)
    - During the first half of 2010, 0.54% of Kansas housing units received a foreclosure notice vs. 1.28% nationwide (4)

Kansas Gross Domestic Product by Industry (1)


15.2%
14.2%
12.8%
8.2%
7.2%
5.9%
5.6%
5.6%
3.6%
3.6%
18.1%
Manufacturing
Government
Trade
Real estate/rental/leasing
Health care/social assistance
Information
Finance and insurance
Professional and technical services
Transportation
Construction
Other

(1) Source: Bureau of Economic Analysis and U.S. Department of Commerce; gross domestic product as of 2008 (most recently available data)
(2) Source: Bureau of Labor Statistics; seasonally adjusted unemployment rates as of June 30, 2010; see page 34
(3) Source: Federal Housing Finance Agency; quarterly housing price index for Kansas and U.S., respectively; see page 35
(4) Source: RealtyTrac

Appendix E: Disciplined Acquisition Strategy

Disciplined Acquisition Strategy

- **CFFN will consider expanding its current franchise in selective markets via *de novo* branching, acquisition of branches or financial institutions that fit with its current business model, with careful consideration of credit risk, compliance risk and interest rate risk**

- **CFFN continues to analyze its current and adjacent markets as it develops an acquisition strategy**

- **Opportunities CFFN may consider include:**
  - Branch and deposit acquisitions
  - Loan and asset acquisitions
  - Acquisitions to strengthen CFFN's current market footprint
  - Acquisitions to extend CFFN's franchise to adjacent markets, or to establish a presence in a new market
  - Whole company acquisitions of healthy thrifts, commercial banks and financial services companies in other lines of business
  - Discounted acquisitions of distressed institutions

Disciplined Acquisition Strategy

- **CFFN would focus on the following attributes of potential acquisition targets:**
  - Franchise fit, attractive market characteristics
  - Balance sheet makeup: deposit strength, asset base, capital base
  - Social fit / cultural fit / technological fit
  - Additive to combined employee base
  - Focus on growth through the enhancement of customer driven relationships (vs. transaction customers)

Appendix F: Overview of Indicative Valuation Range

Overview of Indicative Valuation Range (March 31, 2010 data from Appraisal)

	Capitol Federal Financial, Inc.		
	Minimum 144,500,000 Shares	Midpoint 170,000,000 Shares	Maximum 195,500,000 Shares
Gross Proceeds of Stock Offering	$ 1,445,000	$ 1,700,000	$ 1,955,000
Market Value of Shares Issued in the Exchange	603,281	709,742	816,204
Pro Forma Market Capitalization	$ 2,048,281	$ 2,409,742	$ 2,771,204
Pro Forma Core LTM EPS (1)	$ 0.37	$ 0.32	$ 0.29
Pro Forma Tangible Book Value Per Share	$ 10.87	$ 10.20	$ 9.70
Offer Price / Pro Forma Core LTM EPS (1)	27.4 x	31.3 x	35.0 x
Offer Price / Pro Forma Tangible Book Value Per Share	92.0 %	98.0 %	103.1 %
Pro Forma Tangible Common Equity / Tangible Assets	22.92 %	24.71 %	26.42 %
Exchange Ratio	2.77 x	3.26 x	3.75 x

Note: Dollars in thousands, except per share information; pricing ratios based on financial data as of period ended March 31, 2010
Source: Updated RP Financial, LC. appraisal report dated May 28, 2010
(1) Per RP Financial, LC.; core earnings defined as net income before extraordinary items less the after-tax portion of income/(loss) from sale of investment securities or loans and nonrecurring items; see Non-GAAP Financial Measures on page 46 for details

Appendix G: Transaction Structure

Transaction Structure

Pre-Transaction



Capitol Federal Savings Bank MHC
Public Investors
71%
29%
Capitol Federal Financial
100%
Capitol Federal Savings Bank

Post-Transaction



Public Investors
100%
Capitol Federal Financial, Inc.
100%
Capitol Federal Savings Bank

Pre-Transaction Ownership



29%
71%
Capitol Federal Savings Bank MHC
Existing Public Investors

Post-Transaction Ownership



29%
71%
New Public Investors
Existing Public Investors

Appendix H: Non-GAAP Financial Measures

Non-GAAP Financial Measures

	Fiscal Year Ended September 30,					
	2005	2006	2007	2008	2009	06/2010
Tangible book value per share						
Book value per common share	$ 11.91	$ 11.89	$ 11.88	$ 11.93	$ 12.85	$ 13.09
Effect of intangible assets per share	–	–	–	–	–	–
Tangible book value per common share	$ 11.91	$ 11.89	$ 11.88	$ 11.93	$ 12.85	$ 13.09
Tangible common equity / tangible assets						
Equity	$ 865,063	$ 863,219	$ 867,631	$ 871,216	$ 941,298	$ 960,000
Intangible assets	–	–	–	–	–	–
Tangible equity	$ 865,063	$ 863,219	$ 867,631	$ 871,216	$ 941,298	$ 960,000
Assets	$ 8,409,687	$ 8,199,073	$ 7,675,886	$ 8,055,249	$ 8,403,680	$ 8,543,257
Intangible assets	–	–	–	–	–	–
Tangible assets	$ 8,409,687	$ 8,199,073	$ 7,675,886	$ 8,055,249	$ 8,403,680	$ 8,543,257
Equity to assets	10.3 %	10.5 %	11.3 %	10.8 %	11.2 %	11.2 %
Effect of intangible assets	–	--	–	–	–	–
Tangible equity to tangible assets	10.3 %	10.5 %	11.3 %	10.8 %	11.2 %	11.2 %

Note: Dollars in thousands, except per share amounts

Non-GAAP Financial Measures (March 31, 2010 data from Appraisal)

Dollars in thousands, except per share data For the twelve months March 31, 2010	Minimum	Midpoint	Maximum
Pro forma core LTM EPS			
LTM Net income	$ 67,949	$ 67,949	$ 67,949
Less: Gain on sale of loans and securities (1)	(5,087)	(5,087)	(5,087)
Core LTM earnings estimate	62,862	62,862	62,862
Pro forma adjustments:			
Income on adjusted net proceeds	$ 19,881	$ 23,517	$ 27,153
Employee stock ownership plan (2)	(1,188)	(1,398)	(1,608)
Shares granted under the stock based incentive plan (3)	(3,565)	(4,194)	(4,823)
Options grated under the stock-based incentive plan (4)	(3,175)	(3,735)	(4,296)
Pro forma Core LTM earnings estimate	$ 74,815	$ 77,052	$ 79,288
Pro Forma Shares Outstanding (5)	204,828,085	240,974,218	277,120,351
Pro forma Core LTM EPS estimate	$ 0.37	$ 0.32	$ 0.29

(1) Per RP Financial, LC.; tax effected at 38.32%

(2) Assumes that 4.0% of shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Capitol Federal Financial, Inc. The loan will have a term of 30 years and an interest rate equal to the prime rate as published in The Wall Street Journal. Capitol Federal Savings Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Capitol Federal Savings Bank's total annual payments on the employee stock ownership plan debt are based upon 30 equal annual installments of principal and interest. Current accounting guidance requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that: (i) the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Capitol Federal Savings Bank; (ii) the fair value of the common stock remains equal to the $10.00 subscription price; and (iii) the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 38.32%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders' equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 96,333, 113,333 and 130,333 shares were committed to be released during the period at the minimum, midpoint and maximum of the offering range, respectively, and that, in accordance with Accounting Standards Codification (ASC) 718, Compensation – Stock Compensation, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations.

(3) Gives effect to the grant of stock awards pursuant to the stock-based incentive plan expected to be adopted by Capitol Federal Financial, Inc. Following the offering and presented to stockholders for approval not earlier than six months after the completion of the offering. We have assumed that at the minimum, midpoint and maximum of the offering range this plan acquires a number of shares of restricted common stock equal to 2.0% of the shares sold in the offering, either through open market purchases, from authorized but unissued shares of common stock or treasury stock of Capitol Federal Financial, Inc. Funds used by the stock-based incentive plan to purchase the shares of common stock will be contributed by Capitol Federal Financial, Inc. In calculating the pro forma effect of the stock-based incentive plan, it is assumed that the shares of common stock were acquired by the plan in open market purchases at the beginning of the period presented for a purchase price equal to the price for which the shares are sold in the offering, and that 20% of the amount contributed was an amortized expense (based upon a five-year vesting period) during the twelve months ended March 31, 2010. There can be no assurance that the actual purchase price of the shares of common stock granted under the stock-based incentive plan will be equal to the $10.00 subscription price. If shares are acquired from authorized but unissued shares of common stock or from treasury shares of Capitol Federal Financial, Inc., our net income per share and stockholders' equity per share may change. This will also have a dilutive effect of approximately 1.39% on the ownership interest of stockholders.

(4) Gives effect to the granting of options pursuant to the stock-based incentive plan, which is expected to be adopted by Capitol Federal Financial, Inc. Following the offering and presented to stockholders for approval not earlier than six months after the completion of the offering. We have assumed that options will be granted to acquire shares of common stock equal to 5.0% of the shares sold in the offering. In calculating the pro forma effect of the stock options, it is assumed that the exercise price of the stock options and the trading price of the stock at the date of grant were $10.00 per share, and the estimated grant-date fair value pursuant to the application of the Black-Scholes option pricing model was $2.43 for each option, which was determined using the Black-Scholes option pricing formula using the following assumptions: (i) the trading price on date of grant was $10.00 per share; (ii) exercise price is equal to the trading price on the date of grant; (iii) dividend yield of 3.0%; (iv) expected life of 10 years; (v) expected volatility of 23.90%; and (vi) risk-free interest rate of 3.84%. If the fair market value per share on the date of grant is different than $10.00, or if the assumptions used in the option pricing formula are different from those used in preparing this pro forma data, the value of options and the related expense recognized will be different. The aggregate grant date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock-based incentive plan is obtained from the issuance of authorized but unissued shares of common stock, our net income and stockholders' equity per share will decrease. This also will have a dilutive effect of up to 3.41% on the ownership interest of persons who purchase shares of common stock in the offering.

(5) The number of shares used to calculate pro forma stockholders' equity per share is equal to the total number of shares to be outstanding upon completion of the offering

Capitol Federal Financial, Inc.

(Proposed new Holding Company for Capitol Federal Savings Bank)